UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

ANIMAL HEALTH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33273	71-0982698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7 Village Circle, Suite 200

Westlake, Texas 76262

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:

(817) 859-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                          Termination of a Material Definitive Agreement.

On June 10, 2011, Animal Health International, Inc. (the “Company”) completed its merger with Buffalo Acquisition, Inc. (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2011, by and among the Company, Buffalo Acquisition, Inc. (“Merger Sub”) and Lextron, Inc. (“Lextron”).  Concurrent with the closing of the Merger, the Company terminated its (i) Second Amended and Restated Credit Agreement, dated October 2007, by and among Walco International, Inc., each of the credit parties party thereto, each of the financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and General Electric Capital Corporation as documentation agent for the lenders, as amended through November 10, 2010 (the “Credit Agreement”) and (ii) Term Loan Credit Agreement, dated November 10, 2010, by and among Walco International, Inc., each of the credit parties party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Term Loan Credit Agreement” and together with the Credit Agreement, the “Credit Agreements”).  The Credit Agreement provided for a revolving credit facility of $130.0 million bearing interest at rates based upon the Company’s Leverage Ratio as defined in the Credit Agreement with LIBOR-based rates ranging from LIBOR and CDOR Rate plus 2.25% to LIBOR and CDOR Rate plus 3.00%, and with Prime-based rates ranging from U.S. Prime and Canadian Prime Rate plus 0.00% to U.S. Prime and Canadian Prime Rate plus 0.50%.  The Term Loan Credit Agreement provided for a $43.0 million term loan bearing interest at an annual rate equal to 14.25% payable as follows: (a) 12.25% per annum in cash in arrears, and (b) 2.00% added automatically to the unpaid principal amount.  The Term Loan Credit Agreement was issued with an original issue discount of 2% of the face amount of the note.  The Credit Agreements contained certain covenants that, among other things, restricted our ability to incur additional indebtedness, make certain payments, sell assets, enter into certain transactions with affiliates and create liens.  Moreover, certain of these agreements required us to maintain specified financial ratios. The most restrictive covenant related to the creation or assumption of additional indebtedness.  In connection with the Merger, all amounts outstanding under the Credit Agreements were paid off and no amounts remain outstanding thereunder.

Item 2.01                          Completion of Acquisition or Disposition of Assets.

On June 10, 2011, the Company completed the Merger pursuant to the Merger Agreement.

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

In connection with the Merger, the Company, notified the NASDAQ Global Select Market (“NASDAQ”) on June 10, 2011 that the Merger was consummated and the holders of the Company’s common stock became entitled to receive $4.25 in cash, without interest and less any required withholding of taxes, for each share of common stock.  NASDAQ has filed a delisting application on Form 25 with the Securities and Exchange Commission to report that the shares of the Company’s common stock are no longer listed on NASDAQ.

Item 3.03                          Material Modification to Rights of Security Holders.

On June 10, 2011, as a result of the Merger, each outstanding publicly-held share of the Company’s common stock was cancelled and converted into the right to receive $4.25 per share in cash, without interest and less any required withholding of taxes.

Item 5.01                          Changes in Control of Registrant.

On June 10, 2011, the Company completed the Merger contemplated by the Merger Agreement. As a result of the Merger, Merger Sub was merged with and into the Company, with the Company being the surviving corporation. Upon completion of the Merger, the Company became a wholly-owned subsidiary of Lextron. Pursuant to the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive $4.25 in cash, without interest and less any required withholding of taxes.

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of James C. Robison, David W. Biegler, E. Thomas Corcoran, Michael Eisenson, Jerry W. Pinkerton, Mark A. Rosen, Ronald G. Steinhart and Brandon White resigned from his respective position as a member of the Board of Directors, and any committee thereof, of the Company, effective as of the effective time of the Merger, and the members of the Board of Directors of Merger Sub immediately prior to the effective time of the Merger became the members of the Board of Directors of the Company.

Safe Harbor and Forward Looking Statements

Certain items in this report may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. AHII can give no assurance that expectations will be attained. Important factors that could cause actual results to differ materially from those presently expected include: the expected timing of the completion of the merger; the impact of the announcement or the closing of the merger on the Company’s relationship the parties’ ability to satisfy the merger agreement conditions and consummate the transaction; and the factors and risks previously and from time to time detailed in AHII’s filings with the Securities and Exchange Commission, including the 2010 Annual Report on Form 10-K, which was filed on September 10, 2010. Such forward-looking statements speak only as of the date of this press release. AHII expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AHII’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ANIMAL HEALTH INTERNATIONAL, INC.

	By:	/s/ Damian Olthoff
Name: Damian Olthoff
Title: General Counsel and Secretary

June 10, 2011